Exhibit 10.24
COMMON STOCK SUBSCRIPTION AND
EBS UNIT VESTING AGREEMENT
          Common Stock Subscription and EBS Unit Vesting Agreement (this “Agreement”), dated as of                     , 2009, by and among Emdeon Inc., a Delaware corporation (“Emdeon”), EBS Master LLC, a Delaware limited liability company (the “EBS Master”), and                      (the “Holder”).
R E C I T A L S:
          WHEREAS, in connection with the initial public offering (the “IPO”) of the Class A Common Stock, par value $.00001 per share, of Emdeon, in accordance with the terms of the Amended and Restated EBS Executive Equity Incentive Plan (as amended from time to time, the “Equity Plan”) and the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master, it has been determined that the outstanding grant units (the “Grant Units”) issued by EBS Master to EBS Executive Plan LLC (“Plan LLC”) that correspond to class units granted to the Holder under the Equity Plan (the “Class Units”) will be adjusted (the “Adjustment”) into (i) vested and unvested direct equity ownership interests in EBS Master (“EBS Units”) and (ii) the right to enter into a Tax Receivable Agreement (“TRA”) among Emdeon, the Holder and the other participants in the Equity Plan (the “TRA Rights”);
          WHEREAS, in connection with the IPO, Plan LLC will dissolve and liquidate (the “Dissolution”), and distribute the EBS Units and TRA Rights held by Plan LLC after the consummation of the Adjustment to the members of Plan LLC, including the Holder, in respect of such member’s Class Units pursuant to the Dissolution;
          WHEREAS, the Holder desires to subscribe for shares of Class B Common Stock, par value $.00001 per share, of Emdeon (the “Class B Common Stock”) as provided herein, and the parties hereto wish to set forth their understanding with respect to the Adjustment and the rights and obligations of the Holder with respect to the vested and unvested EBS Units to be distributed to the Holder in the Dissolution; and
          WHEREAS, Emdeon, EBS Master and the Holder wish to enter into this Agreement to restrict the transfer of Initial Equity Securities (as defined below) by the Holder.
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
          1. Distribution of EBS Units and TRA Rights. The parties hereto acknowledge that, prior to the consummation of the IPO, the Grant Units held by Plan LLC in respect of the Holder’s Class Units shall be converted into (a) that number of vested and unvested EBS Units set forth on Exhibit A hereto and (b) TRA rights, each of which shall be distributed to the Holder in the Dissolution. The original vesting schedule, forfeiture and certain other terms and conditions of the unvested Class Units shall continue to be in effect and apply to the unvested EBS Units (the “Unvested EBS Units”). The vesting, forfeiture and other terms and conditions of the Unvested EBS Units are set forth on Exhibit B hereto.
          2. Cancellation of Class Units. By entering into this Agreement, the Holder acknowledges and agrees that effective as of the Dissolution (a) the EBS Units distributed to the Holder in the Dissolution shall replace in full all of the rights of the Holder with respect to the Class Units granted to him by Plan LLC, (b) the award agreement by and between the Holder and Plan LLC, dated as of [___] (the Award Agreement”) shall be cancelled and of no further force or effect and (c) the Holder shall have no further rights or entitlements under the Equity Plan and the Award Agreement.
          3. EBS Units Subject to Fifth Amended and Restated EBS Master LLC Agreement, as amended. By entering into this Agreement, the Holder acknowledges and agrees that (a) the Holder has received and read the Fifth Amended and Restated Limited Liability Company Agreement of EBS Master LLC, as amended by Amendment No. 1, dated as of [                    ], 2009 and Amendment No. 2, dated as of [                    ], 2009 (as so amended and as amended from time to time, the “EBS Master LLC Agreement”), (b) the EBS Units distributed to the Holder in the Dissolution shall be subject to the EBS Master LLC Agreement (and, in the case of unvested EBS Units, Exhibit B hereto) the terms and provisions of each of which are incorporated herein by reference, (c) the Holder shall execute, and return to EBS Master and Emdeon, an executed copy of this Agreement and the EBS Master LLC Agreement and (d) the EBS Units distributed to the Holder in the Dissolution shall only be transferable if the transfer is permitted under the EBS Master LLC Agreement and, in the case of unvested EBS Units, the additional terms of such unvested EBS Units set forth on Exhibit B hereto. In the event of a conflict between any term or provision contained herein and a term or provision of the EBS Master LLC Agreement, the applicable terms and provisions of the EBS Master LLC Agreement will govern and prevail.
          4. Subscription for Class B Common Stock. Subject to the terms and conditions set forth in this Agreement, the Holder hereby subscribes for that number of shares of Class B Common Stock specified on Exhibit A. The closing of the purchase of such shares shall occur upon Emdeon’s receipt of payment therefor, in cash, at the price of $.00001 per share.
          5. Shares. Emdeon represents and warrants that the shares of Class B Common Stock subscribed for hereunder (the “Shares”) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

          6. Representations and Warranties. The Holder hereby represents and warrants:
          (a) that the Holder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”);
          (b) that the Holder or the Holder’s representative has had access to the same kind of information concerning Emdeon that is required by Schedule A of the Act, to the extent that Emdeon possesses such information;
          (c) that the Holder has received a copy of Emdeon’s Registration Statement on Form S-1, dated                     , 2009, and such other information as the Holder may have requested from Emdeon;
          (d) that the Holder has such knowledge and experience in financial and business matters that it is capable of utilizing the information that is available to it concerning Emdeon to evaluate the risks of investment in Emdeon including the risk that it could lose its entire investment in Emdeon;
          (e) that the Holder understands that the Shares have not been registered under the Act, the securities laws of any state or the securities laws of any other jurisdiction, and that the Shares must be held indefinitely unless the sale or transfer is registered under the Act and such other securities laws or an exemption from registration under the Act and such other securities laws covering the sale or transfer of the Shares is available;
          (f) that the Shares are being purchased by the Holder for the Holder’s own sole benefit and account for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof;
          (g) that the Holder understands that the certificate or certificates representing the Shares (if certificated) may be impressed with a legend stating that the Shares have not been registered under the Act or any state securities laws and setting out or referring to the restrictions on the transferability and resale of the Shares; and
          (h) that the Holder understands that stop transfer instructions in respect of the Shares may be issued to any transfer agent, transfer clerk or other agent at any time acting for Emdeon.
          7. Transfer Restrictions.1 (a) The Holder hereby agrees that, unless otherwise agreed to by Emdeon in writing (with the approval of the board of directors of Emdeon), it shall not Transfer any of its Initial Unit Securities or Initial Option Securities except for Transfers, which are otherwise made in accordance with the Stockholders Agreement and the EBS Master LLC Agreement, as applicable, and, in the case of the Initial Option Securities, the Emdeon Inc. 2009 Equity Incentive Plan and the applicable option award agreement, as applicable, as each may be amended from time to time, (i) to a Permitted Transferee (it being understood that Class B Shares

[1]	This provision will not be included in agreements signed by directors.

shall only be Transferred with the corresponding EBS Units) provided such Permitted Transferee executes and delivers to Emdeon a joinder agreement in a form acceptable to the Company in its sole discretion whereby such Permitted Transferee agrees to be bound by the terms of this Section 7, (ii) of Class A Shares pursuant to the exercise of tag-along rights in accordance with Section 6.3 of the Stockholders Agreement (including in a Transfer made in accordance with Rule 144 under the Securities Act), (iii) of EBS Units and Class B Shares in an Exchange or pursuant to the exercise of Emdeon's related call right set forth in Section 3.7(g) of the EBS Master LLC Agreement (it being understood that Class B Shares shall only be Transferred with the corresponding EBS Units) or (iv) the exercise of a stock option in accordance with its terms. Notwithstanding anything to the contrary in the preceding sentence (but subject to any restrictions set forth in the Stockholders Agreement and any other agreements with Emdeon or EBS Master), Holder and its Permitted Transferees may collectively Transfer, in Capped Transfers, Initial Unit Securities or Initial Option Securities, as applicable, representing up to (i) 20% of Holder’s Initial Unit Ownership Position and 20% of Holder’s Initial Option Ownership Position from and after the date hereof until the first anniversary of the IPO Date, (ii) together with all previous Capped Transfers, 50% of Holder’s Initial Unit Ownership Position and 50% of Holder’s Initial Option Ownership Position from and after the first anniversary of the IPO Date until the second anniversary of the IPO Date, (iii) together with all previous Capped Transfers, 70% of Holder’s Initial Unit Ownership Position and 70% of Holder’s Initial Option Ownership Position from and after the second anniversary of the IPO Date until the third anniversary of the IPO Date and (iv) together with all previous Capped Transfers, 100% of Holder’s Initial Unit Ownership Position and 100% of Holder’s Initial Option Ownership Position from and after the third anniversary of the IPO Date (it being understood that Class B Shares shall only be Transferred with the corresponding EBS Units). For the avoidance of doubt, the transfer restrictions in this Section 7 are in addition to, and shall not in any way modify, the transfer restrictions applicable to the Initial Unit Securities or the Initial Option Securities contained in the Stockholders Agreement, the EBS Master LLC Agreement, the Emdeon Inc. 2009 Equity Incentive Plan or the applicable stock option award agreement, in each case as applicable.
          (b) Legends.
          (i) Each certificate representing Initial Unit Securities or Initial Option Securities (including any certificates representing securities issued upon the Exchange of Initial Unit Securities or the exercise of Initial Option Securities), if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE COMMON STOCK SUBSCRIPTION AND EBS UNIT VESTING AGREEMENT, DATED AS OF [                    ], 2009, AMONG EMDEON INC., EBS MASTER LLC AND THE HOLDER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE

OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”
          (ii) If any Initial Unit Securities or Initial Option Securities shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met and, in each case, the Transfer is permitted under this Section 7, Emdeon or EBS Master, as applicable, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such, Initial Unit Securities or Initial Option Securities, as applicable, without the legend required by Section 7(b)(i) endorsed thereon. If any Initial Unit Securities or Initial Option Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company or EBS Master, as applicable, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Initial Unit Securities or Initial Option Securities, as applicable, without the second sentence of the legend required by Section 7(b)(i) endorsed thereon.
          (d) Retention Policy. Notwithstanding anything else in this Agreement Holder hereby agrees to be bound by and comply with the terms of the Minimum Equity Retention Policy.
          (e) Termination. The transfer restrictions set forth in Section 7(a) shall terminate and cease to be of further effect upon the earlier to occur of (i) a Change of Control of Emdeon or (ii) termination of the Holder’s employment or service with Emdeon and its subsidiaries for any reason.
          (f) Certain Definitions. For the purposes of this Section 7:
          “Capped Transfers” means any Transfer, excluding Transfers described in clause (i) of Section 7(a), clause (iii) of Section 7(a) (but including an Exchange to the extent that Emdeon exercises for cash its call right under Section 3.7(g) of the EBS Master LLC Agreement) and clause (iv) of Section 7(a).
          “Change of Control” has the meaning set forth in Exhibit B hereto.
          “Class A Shares” means the shares of Class A common stock, par value $0.00001 per share, of Emdeon, or any other Equity Securities of Emdeon or other securities into which such stock is reclassified or reconstituted.
          “Class B Shares” means the shares of Class B common stock, par value $0.00001 per share, of Emdeon, or any other Equity Securities of Emdeon or other securities into which such stock is reclassified or reconstituted (other than by Exchange).
          “Equity Securities” means (i) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (ii) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.
          “ Exchange” means an exchange of EBS Units and a corresponding number of Class B Shares for Class A Shares pursuant to the EBS Master LLC Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
          “Fully Diluted” means, with respect to any class of Equity Securities of Emdeon, all shares of such class of Equity Securities held by the Holder and all shares of such class of Equity Securities issuable in respect of securities convertible into or exchangeable for such shares (including, without limitation, the Class B Shares and EBS Units (whether vested or unvested)), stock appreciation rights, options (whether vested or unvested) and warrants and other rights to purchase or subscribe for shares of such class of Equity Securities of Emdeon or securities convertible into or exchangeable for shares of such class of Equity Securities of Emdeon, in each case held by the Holder.
          “Initial Option Securities” means all stock options to purchase Class A Shares of Emdeon issued to the Holder in connection with the IPO that are subject to a three year vesting period from the date of grant (whether vested or unvested) and all Class A Shares or other securities issued upon exercise of such stock options and shall also include any Equity Security issued in respect of or in exchange for Initial Option Securities, whether by way of dividend or other distribution, stock split, reverse stock split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization or similar event.
          “Initial Option Ownership Position” means the total amount of all Class A Shares represented by the Initial Option Securities on a Fully Diluted basis, taking into account any dividend or other distribution, stock split, reverse stock split, recapitalization, merger, rollup transaction, consolidation, conversion, reorganization or similar event.
          “ Initial Unit Ownership Position” means the total amount of all Class A Shares represented by the Initial Unit Securities on a Fully Diluted basis, taking into account any dividend or other distribution, stock split, reverse stock split, recapitalization, merger, rollup transaction, consolidation, conversion, reorganization or similar event.
          “Initial Unit Securities” means all EBS Units and Class B Shares owned by the Holder immediately prior to the consummation of the IPO (whether vested or unvested and whether or not subject to a unit purchase agreement with Emdeon) and all Class A Shares issued in exchange for such securities and shall also include any Equity Security or other securities issued in respect of or in exchange for Initial Unit Securities, whether by way of dividend or other distribution, stock split, reverse stock split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization or similar event.
          “IPO” means the first Public Offering of Class A Shares in a firm commitment underwriting.
          “IPO Date” means the date on which the IPO is consummated.
          “Minimum Equity Retention Policy” means the Emdeon Inc. Minimum Equity Retention Policy to be adopted by Emdeon after the IPO as in effect from time to time.
          “Permitted Transferee” shall mean Management Permitted Transferee as defined in the EBS Master LLC Agreement, as amended from time to time.
          “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.
          “Public Offering” means a public offering of Class A Shares pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their respective equivalents) filed by Emdeon under the Securities Act.
          “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).
          “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [___], 2009, by and among Emdeon, Hellman & Friedman Capital Associates VI, L.P., Hellman & Friedman Capital Executives VI, L.P., HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., H&F GP, General Atlantic Partners 83, L.P., General Atlantic Partners 84, L.P., GAP-W, LCC, GapStar, LLC, GAPCO GmbH & Co. KG, GAP Coinvestments CDA, L.P., GAP Coinvestments III, LLC, and GAP Coinvestments IV, LLC, the Management Stockholders (as defined therein) and the eRx Stockholders (as defined therein), as it may be amended, supplemented or restated from time to time.
          “Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
          8. Governing Law. This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of organization of the respective parties.
          9. No Right to Continued Service. This Agreement shall not be construed as giving the Holder the right to be retained in the employ of, or in any other continuing relationship with, Emdeon or any of its affiliates.
          10. Entire Agreement. This Agreement, together with the EBS Master LLC Agreement, the Stockholders Agreement (as defined in Section 7 hereof) and all exhibits and schedules hereto and thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.
          11. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Subscription and EBS Unit Vesting Agreement as of the date first written above.

EMDEON INC.
By:
Name:
Title:

EBS MASTER LLC
By:
Name:
Title:

[HOLDER]

Name:

Exhibit A

Vested EBS Units to	Unvested EBS Units to
be issued to Holder	be issued to Holder	Class B Shares
in the Dissolution	in the Dissolution	Subscription

EXHIBIT B
          1. Defined Terms
          The following terms as used herein shall have the following meanings:
          (a) "Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
          (b) “Cause” shall mean the occurrence of any of the following (i) the Holder’s failure to comply with the employment policies of EBS Master or its affiliates, which failure is not cured to the reasonable satisfaction of the Managing Member within 15 days of written notice to the Holder of such failure to so comply; (ii) the Holder’s commission of any act of dishonesty or breach of trust in connection with performance of employment-related duties as determined by the Managing Member, in its sole discretion; or (iii) the Holder’s conviction for, or plea of guilty or nolo contendere to, any felony or any crime of moral turpitude.
          (c) “Good Reason” shall mean the occurrence of any of the following: (i) a reduction in the Holder’s base salary paid by EBS Master and its Affiliates or (ii) the relocation by more than 50 miles of the Holder’s principal place of employment with EBS Master and its Affiliates.
          (d) “Change of Control” shall mean the first occurrence of any of the following:
          (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than (A) General Atlantic LLC, Hellman & Friedman LLC or any of their respective affiliates or permitted transferees pursuant to the EBS Master LLC Agreement or the Stockholder's Agreement (B) Emdeon or a wholly-owned subsidiary thereof or (C) any employee benefit plan of Emdeon or any of its Subsidiaries, acquires Beneficial Ownership of Emdeon’s securities having 50% (fifty percent) or more of the combined voting power of the then outstanding securities of Emdeon that may be cast for the election of directors of Emdeon (other than as a result of an issuance of securities initiated by Emdeon in the ordinary course of business);
          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Emdeon or any successor company or entity entitled to vote generally in the election of the directors of Emdeon or such other corporation or entity after such transaction are held in the aggregate by the holders of Emdeon securities entitled to vote generally in the election of directors immediately prior to such transaction;

          (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the board of directors of Emdeon (the “Board”) cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Emdeon’s shareholders, of each Board member first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of Emdeon then still in office who were (i) directors of Emdeon at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the Board, or (b) designated by a person who has entered into an agreement with Emdeon to effect a transaction described in (i) or (ii) above or (iv) or (v) below;
          (iv) Emdeon’s shareholders approve a complete liquidation or dissolution of Emdeon; or
          (v) Emdeon’s shareholders approve the sale or other disposition of all or substantially all of the assets of Emdeon, respectively, to any person (other than a transfer to a subsidiary or parent).
Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of Emdeon as a result of the acquisition of Emdeon voting securities by Emdeon which, by reducing the number of Emdeon voting securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Persons; provided that if (i) the Subject Person becomes the beneficial owner of any new or additional voting securities of Emdeon in a related transaction or (ii) after such share acquisition by Emdeon the Subject Person becomes the beneficial owner of any new or additional voting securities of Emdeon, which in either case (i) or (ii) increases the percentage of the then outstanding voting securities of Emdeon beneficially owned by the Subject Person, then a Change of Control shall be deemed to occur.
          2. Vesting
          (a) Unvested EBS Units shall, except as otherwise provided in this Section 2, vest solely in accordance with the vesting schedule set forth on Schedule I hereto. Upon (or following) a Change of Control (as defined above), vesting will, except as otherwise provided in Section 2(b), accelerate only if so provided for by the Managing Member of EBS Master (the “Managing Member”), in its sole discretion.
          (b) If there is a Change of Control and the Managing Member chooses to not accelerate vesting of all of the Holder’s unvested EBS Units, all of the unvested EBS Units held by the Holder at the time of such Change of Control shall become fully vested upon the earlier of:

(x)	the Holder’s termination of employment with EBS Member and its Affiliates, but only if such termination results from (i) the decision by EBS Master (or by an Affiliate) to terminate the Holder’s employment other than for Cause or (ii) the decision by the Holder to terminate his employment with EBS Master and its Affiliates for Good Reason (as defined above), and

(y)	the 365th day following such Change of Control, but only if the Holder then remains in employment with EBS Master or with any of its Affiliates (or with any legal successor thereto).
          (c) Notwithstanding any other provision of this Agreement to the contrary, except as otherwise provided in Section 2(b) hereof (pertaining to termination of employment within 365 days following a Change of Control), all unvested EBS Units (and a corresponding number of shares of Class B Common Stock) held by the Holder shall, immediately upon the termination of the Holder’s employment with EBS Master and its Affiliates for any reason or without reason and without any action by any person, be forfeited without consideration to the Holder.
          3. Covenants. The Holder acknowledges and agrees to the covenants set forth in Sections 4, 5 and 6 of this Exhibit B (the “Award Covenants”). Such Award Covenants do not supersede or replace any other confidentiality, non-competition or non-solicitation agreement entered into between the Holder and EBS Master (or any Affiliate thereof) to the extent that such confidentiality, non-competition and/or non-solicitation agreement is more protective of the business of EBS Master and/or its Affiliates.
          4. Confidentiality
          (a) Trade Secret and Proprietary Information. The Holder understands and acknowledges that, during the course of his employment with EBS Master and its Affiliates and as a result of having executed the Award Agreement and this Agreement, the Holder has been and will continue to be granted access to valuable information relating to EBS Master and its Affiliates’ business that provides EBS Master and its Affiliates with a competitive advantage (or that could be used to EBS Master and its Affiliates’ disadvantage by a Competitive Business (as defined herein), which is not generally known by, nor easily learned or determined by, persons outside EBS Master and its Affiliates (collectively “Trade Secret and Proprietary Information”). The term Trade Secret and Proprietary Information shall include, but shall not be limited to: (a) specifications, manuals, software in various stages of development; (b) customer and prospect lists, and details of agreements and communications with customers and prospects; (c) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of EBS Master and its Affiliates; (d) sales proposals, demonstrations systems, sales material; (e) research and development; (f) computer programs; (g) sources of supply; (h) identity of specialized consultants and contractors and Trade Secret and Proprietary Information developed by them for EBS Master and its Affiliates; (i) purchasing, operating and other cost data; (j) special customer needs, cost and pricing data; and (k) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by EBS Master and its Affiliates as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that the Holder can demonstrate (i) is generally available to the public (other than as a result of a disclosure by the Holder), (ii) was disclosed to the Holder by a third party under no obligation to keep such information confidential or (iii) was known to the Holder prior to, and not as a result of, the Holder’s employment or anticipated employment with EBS Master and its Affiliates.
          (b) Duty of Confidentiality. The Holder agrees at all times, both during and after his employment with EBS Master and its Affiliates, to hold all of EBS Master and its Affiliates’ Trade Secret and Proprietary Information in a fiduciary capacity for the benefit of EBS Master and its Affiliates and to safeguard all such Trade Secret and Proprietary Information. The Holder also agrees that the Holder will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to any third person or entity outside EBS Master and its Affiliates, except as may be necessary in the good faith performance of his duties for EBS Master and its Affiliates. The Holder further agrees that, in addition to enforcing this restriction, EBS Master and its Affiliates may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, the Holder understands that the Holder may disclose EBS Master and its Affiliates’ Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that the Holder give EBS Master and its Affiliates prompt notice of any and all such requests for disclosure so that it has ample opportunity to take all necessary or desired action, to avoid disclosure.
          (c) Company Property. The Holder acknowledges that: (i) all Trade Secret and Proprietary Information of EBS Master and its Affiliates, (ii) computers, and computer-related hardware and software, cell phones, beepers and any other equipment provided to the Holder by EBS Master and its Affiliates, and (iii) all documents the Holder creates or receives in connection with his employment with EBS Master and its Affiliates, belong to EBS Master and its Affiliates, and not to the Holder personally (collectively, “Company Property”). Such documents include, without limitation and by way of non-exhaustive example only: papers, files, memoranda, notes, correspondence, lists, e-mails, reports, records, data, research, proposals, specifications, models, flow charts, schematics, tapes, printouts, designs, graphics, drawings, photographs, abstracts, summaries, charts, graphs, notebooks, investor lists, customer/client lists, and all other compilations of information, regardless of how such information may be recorded and whether in printed form or on a computer or magnetic disk or in any other medium. The Holder agrees to return all Company Property (including all copies) to EBS Master and its Affiliates immediately upon any termination of his employment, and further agrees that, during and after his employment with EBS Master and its Affiliates, the Holder will not, under any circumstances, without EBS Master and its Affiliates’ specific written authorization in each instance, directly or indirectly disclose Company Property or any information contained in Company Property to anyone outside EBS Master and its Affiliates, or otherwise use Company Property for any purpose other than the advancement of EBS Master and its Affiliates’ interests.
          (d) Unfair Competition. The Holder acknowledges that EBS Master and its Affiliates have a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of EBS Master and its Affiliates’ Trade Secret and Proprietary Information and Company Property.
          (e) Investors, Other Third-Parties and Goodwill. The Holder acknowledges that all third-parties the Holder services or proposes to service while employed by EBS Master and its Affiliates are doing business with EBS Master and its Affiliates and not the Holder personally, and that, in the course of dealing with such third-parties, EBS Master and its Affiliates establishes goodwill with respect to each such Third-Party that is created and maintained at EBS Master and its Affiliates’ expense (“Third-Party Goodwill”). The Holder also acknowledges that, by virtue of his employment with EBS Master and its Affiliates, the Holder has gained or will gain knowledge of the business needs of, and other information concerning, third-parties, and that the Holder would inevitably have to draw on such information were the Holder to solicit or service any of the third-parties on his own behalf or on behalf of a Competitive Business (as defined herein).
          (f) Intellectual Property and Inventions. The Holder acknowledges that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, programs, methods of organizing information, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof relating to the past, present, or future business of EBS Master and its Affiliates that the Holder, alone or jointly with others, may have discovered, conceived, created, made, developed, reduced to practice, or acquired during his employment with EBS Master and its Affiliates (collectively, “Developments”) are works made for hire and shall remain the sole and exclusive property of EBS Master and its Affiliates, and the Holder hereby assigns to EBS Master and its Affiliates all of his rights, titles, and interest in and to all such Developments, if any. The Holder agrees to disclose to EBS Master and its Affiliates promptly and fully all future Developments and, at any time upon request and at the expense of EBS Master and its Affiliates, to execute, acknowledge, and deliver to EBS Master and its Affiliates all instruments that EBS Master and its Affiliates shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of EBS Master and its Affiliates to enable EBS Master and its Affiliates to file and prosecute applications for, and to acquire, maintain, and enforce, all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by EBS Master and its Affiliates. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by the Holder or made available to him concerning the Developments or otherwise concerning the past, present, or planned business of EBS Master and its Affiliates are the property of EBS Master and its Affiliates, and will be delivered to EBS Master and its Affiliates immediately upon the termination of his employment with EBS Master and its Affiliates.
          5. Covenant Not to Compete with EBS Master and its Affiliates. The Holder acknowledges that the business of EBS Master and its Affiliates is national in scope, that its products and services are marketed throughout the entire United States, that EBS Master and its Affiliates competes in nearly all of its business activities with other individuals or entities that are, or could be, located in nearly any part of the United States and that the nature of his services, position, and expertise are such that the Holder is capable of competing with EBS Master and its Affiliates from nearly any location in the United States.
          Accordingly, in order to protect EBS Master and its Affiliates’ Trade Secret and Proprietary Information and Third-Party Goodwill, the Holder acknowledges and agrees that during the term of his employment with EBS Master and its Affiliates and for a period of eighteen (18) months after the date his employment with EBS Master and its Affiliates is terminated for any reason (the “Restricted Period”), the Holder will not, without EBS Master and its Affiliates’ express written permission, directly or indirectly (including through the Internet), own, control, manage, operate, participate in, be employed by, or act for or on behalf of, any Competitive Business (as defined below) located anywhere within the geographic boundaries of the United States (or outside of the United States to the extent that such Competitive Business services persons located within the United States).
          For purposes of this Agreement “Competitive Business” shall mean: (i) any enterprise, including any payer (including, without limitation, insurance companies, HMO’s, pharmacy benefits management companies, and/or self-insured employer groups) engaged in establishing electronic linkages between individual healthcare providers, patients, and/or payers for the purpose of facilitating or conducting financial, administrative and clinical communication and/or transactions; (ii) any enterprise engaged in the printing or electronic communication of patient statements or other invoices for services rendered; and (iii) any enterprise engaged in any other type of business in which EBS Master and its Affiliates is also engaged, or plans to be engaged, so long as the Holder is directly involved in such business or planned business on behalf of EBS Master and its Affiliates.
          6. Non-Solicitation of Employees, Customers. In order to protect EBS Master and its Affiliates’ Trade Secret and Proprietary Information and Third-Party

Goodwill, during the Restricted Period, the Holder acknowledges and agrees that he will not, without EBS Master and its Affiliates’ express written permission, directly or indirectly:
(a)	solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of EBS Master and its Affiliates, or in any other way interfere with EBS Master and its Affiliates’ employment or contractual relations with any of its employees or independent contractors, nor will he solicit, induce, hire, engage or attempt to hire or engage any individual who was an employee of EBS Master and its Affiliates at any time during the one (1) year period immediately prior to the termination of his employment with EBS Master and its Affiliates; or

(b)	contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client, or customer of EBS Master and its Affiliates who the Holder serviced, or otherwise developed a relationship with, as a result of his employment with EBS Master and its Affiliates, nor will he attempt to divert or take away from EBS Master and its Affiliates the business of any such client or customer.
          7. Injunctive Remedies. The Holder acknowledges and agrees that the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of EBS Master and its Affiliates, and that any violation of any of the restrictions will result in immediate and irreparable injury to EBS Master and its Affiliates for which monetary damages will not be an adequate remedy. The Holder further acknowledges and agrees that if any such restriction is violated, EBS Master and its Affiliates will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish his ability to earn a livelihood or create or impose upon him any undue hardship. The Holder also agrees that any requests for such relief by EBS Master and its Affiliates shall be in addition to, and without prejudice to, any claim for monetary damages that EBS Master and its Affiliates may elect to assert.
          8. Severability Provision. The Holder acknowledges and agrees that the restrictions imposed upon him by the terms, conditions, and provisions of this Agreement are fair, reasonable, and reasonably required for the protection of EBS Master and its Affiliates. In the event that any part of this Agreement is deemed invalid, illegal, or unenforceable, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect. In the event that the provisions of any of Sections 4, 5 or 6 of this Exhibit B relating to the geographic area of restriction, the length of restriction or the scope of restriction shall be deemed to exceed the maximum area, length or scope that a court of competent jurisdiction would deem enforceable, said area, length or scope shall, for purposes of this Agreement, be deemed to be the maximum area, length of time or scope that such court would deem valid and enforceable, and that such court has the authority under this Agreement to rewrite (or “blue-pencil”) the restriction(s) at issue to achieve this intent.
          9. Non-Waiver. Any waiver by EBS Master or any of its Affiliates of the Holder’s breach of any term, condition, or provision of this Agreement shall not operate or be construed as a waiver of EBS Master and its Affiliates’ rights upon any subsequent breach.
          10. Withholding. The Holder may be required to pay to EBS Master, and EBS Master, and/or its Affiliates, shall have the right and are hereby authorized to withhold from any payment due or transfer made under any EBS Unit, or from any other amount owing to the Holder (including in connection with any transfers of EBS Units), the amount (in cash, securities or other property) of any applicable federal, state, or local withholding taxes in respect of a EBS Unit or any payment or transfer under a EBS Unit and to take such other action as may be necessary in the opinion of the Managing Member to satisfy all obligations for the payment of such taxes. Any amount so withheld shall be treated hereunder as having been distributed to the Holder.
          11. Rights as Holder of EBS Units. The Holder shall be the record owner of the EBS Units unless and until such EBS Units are forfeited pursuant to Section 2 hereof and as record owner shall be entitled to all rights of a holder of EBS Units; provided, that the EBS Units shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the EBS Master LLC Agreement.
          12. EBS Master LLC Agreement. Nothing in this Agreement shall restrict in any way the adoption of any amendment to the EBS Master LLC Agreement in accordance with its terms. In the event of a conflict between any term or provision contained herein and a term or provision of the EBS Master LLC Agreement, the applicable terms and provisions of the EBS Master LLC Agreement will govern and prevail; and the Managing Member has full discretion to interpret and administer this Agreement and its judgments are final. Capitalized terms used and not otherwise defined herein shall have the meaning given the them in the EBS Master LLC Agreement.
          13. Notices. Any notice necessary under this Agreement shall be addressed to EBS Master or Emdeon at the principal executive office of Emdeon, to the attention of its chief executive officer, and to the Holder at the address appearing in the personnel records of EBS Master (or its Affiliates) for the Holder or to any party at such other address as such party hereto may hereafter designate in writing to the others. Any such notice shall be deemed effective upon receipt thereof by the addressee.

Schedule I
[Vesting schedule to match vesting schedule of Holder’s Unvested Class Units]